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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

         Date of Report(Date of earliest event reported): March 31, 1998



                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)


Delaware                                                76-0506313
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


950 Echo Lane, Suite 350
Houston, Texas 77024
(Address of principal executive offices)  (Zip code)


                                  (713)467-6268
               (Registrant's telephone number including area code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 31, 1998, Group 1 Automotive, Inc. (the "Company") closed its acquisition of three dealerships in Austin, Texas, all of which were controlled by Thomas Nyle Maxwell, Jr. The dealerships are comprised of three Chrysler, three Plymouth, one Jeep, one Dodge, one Eagle and one Subaru franchises. The consideration, which was determined after an arms length negotiation between the Company and Thomas Nyle Maxwell, Jr., for such dealerships, including the real estate and facilities of certain of the dealership operations, consisted of approximately $17.2 million in cash, approximately 806,000 shares of Group 1 common stock, par value $.01 per share (the "Common Stock") and the assumption of an estimated $13.3 million of inventory financing. Additionally, the purchase price may increase if Mr. Maxwell's operations expand or perform at a certain level. Based on the current facts and circumstances, management does not expect this additional consideration to exceed ten percent of the aggregate purchase price paid at closing. If any of the former stockholders sell in the public market any of the shares of Common Stock received by such stockholders as part of the acquisition consideration between March 31, 1999 and March 31, 2005, Group 1 is obligated to pay such stockholders in cash the amount, if any, by which the sale price of Common Stock received by such stockholder in connection with such sale is less than $14. The Common Stock issued in these acquisitions is not permitted to be sold for a minimum of one year from the date of its issuance.

         The cash portion of the purchase price was funded by available cash balances of the Company and borrowings under the Company's credit facility.

         In connection with these acquisitions, Mr. Maxwell executed a long-term employment agreement with the Company that contains post-employment non-competition covenants. The real estate and facilities, not acquired by the Company, comprising the acquired dealerships are leased from Chrysler Realty under long-term leases with rental rates that the Company believes approximate fair market rates.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.

         Financial statements of the acquired dealerships have not been included herein but will be included in a subsequent Current Report on Form 8-K to be filed by June 14, 1998.

Exhibit No.       Description of Exhibit

     2.1 Purchase Agreement by and among Group 1 Automotive, Inc., MSAP Merger Corp., the limited partners of Prestige Chrysler Plymouth South, Ltd. and the stockholders of Prestige Chrysler Plymouth, Inc. dated December 18, 1997. (Incorporated by reference to Exhibit 10.47 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

     2.2 Purchase Agreement by and among Group 1 Automotive, Inc., ST Merger Corp., the limited partners of Maxwell Chrysler Plymouth Dodge Jeep Eagle, Ltd. and the stockholders of Maxwell Chrysler Plymouth Dodge, Inc. dated December 18, 1997. (Incorporated by reference to Exhibit 10.48 of the Company's Annual Report on Form 10-K for the year ended December 31,
                  1997).

     2.3 Purchase Agreement by and among Group 1 Automotive, Inc., RRN Merger Corp., the limited partners of Prestige Chrysler Plymouth Northwest, Ltd. and the stockholders of MMK Interests, Inc. dated December 18, 1997. (Incorporated by reference to Exhibit 10.49 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997).


     2.4 Ancillary Agreement by and among Group 1 Automotive, Inc., Thomas Nyle Maxwell, Jr., Thomas Nyle Maxwell, Sr., Clarence
                  J. Kellerman and Albert Maxwell dated December 18, 1997. (Incorporated by reference to Exhibit 10.56 of the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997 as filed on April 15, 1998).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            Group 1 Automotive, Inc.

April 15, 1998               By: /s/ Scott L. Thompson
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Date                            Scott L. Thompson, Senior Vice President --
                                Chief Financial Officer